UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): May 31, 2012

001-33635

(Commission file number)

CARDIUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0075787
(State of incorporation)	(IRS Employer Identification No.)

12255 El Camino Real, Suite 250 San Diego, California 92130	(858) 436-1000
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 31, 2012, Cardium Therapeutics, Inc. (“Cardium”) held its Annual Meeting of Stockholders. At the meeting, 65% of the outstanding shares of our voting stock were represented in person or by proxy. The first proposal voted upon was the election of two Class III Directors, each to serve until the next annual meeting of stockholders held to elect Class III directors. The two persons nominated by our Board of Directors received the following votes and were elected:

Name	For	Withheld	Broker Non-Votes
Christopher J. Reinhard	20,143,817	5,289,411	52,020,538
Murray H. Hutchison	23,288,066	2,145,162	52,020,538

The second proposal voted upon was ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012. The proposal received the following votes and was approved:

For	68,977,629
Against	5,753,471
Abstain	2,722,666

ITEM 8.01 OTHER EVENTS.

At the Annual Meeting of Stockholders held on May 31, 2012, Christopher J. Reinhard, Chairman and Chief Executive Officer of Cardium provided stockholders in attendance with a corporate overview and update. The investor presentation is available at Cardium’s website at http://phx.corporate-ir.net/phoenix.zhtml?c=77949&p=irol-presentations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIUM THERAPEUTICS, INC.

Date: June 5, 2012	By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer